Exhibit 32.1
Certifications of Joseph L. Rotunda, Chief Executive Officer, and
Daniel M. Chism, Vice President and Chief Accounting Officer (principal financial officer), pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
The undersigned officers of EZCORP, Inc. hereby certify that (a) EZCORP’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, as filed with the Securities and Exchange Commission, fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, as amended, and (b) the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of EZCORP.

Date: August 5, 2010	/s/ Joseph L. Rotunda
Joseph L. Rotunda
Chief Executive Officer

Date: August 5, 2010	/s/ Daniel M. Chism
Daniel M. Chism
Vice President and Chief Accounting Officer (principal financial officer)